Exhibit 10.2

TERMS OF EQUITY GRANT PROGRAM FOR

NONEMPLOYEE DIRECTORS UNDER THE CAPTARIS, INC.

2006 EQUITY INCENTIVE PLAN

The following provisions set forth the terms of the equity grant program (the “Program”) for nonemployee directors of Captaris, Inc. (the “Company”) under the Captaris, Inc. 2006 Equity Incentive Plan (the “Plan”). The following terms are intended to supplement, not alter or change, the provisions of the Plan, and in the event of any inconsistency between the terms contained herein and in the Plan, the Plan shall govern. All capitalized terms that are not defined herein shall be as defined in the Plan.

1.	Eligibility

Each elected or appointed director of the Company who is not otherwise an employee of the Company or a related corporation (an “Eligible Director”) shall be eligible to receive Awards under the Plan, as described below.

2.	Option Grants

(a)	Timing and Number of Shares Subject to Option Grants

(i)	Initial Option Grants

Commencing with the 2006 Annual Meeting of Shareholders, each Eligible Director shall automatically receive, upon his or her initial election or appointment to the Board, a nonqualified stock option to purchase shares of Common Stock with a Black-Scholes or binomial value (whichever method is then being used by the Company to value its stock options for financial reporting purposes) of $10,000 on the date of grant, with any fractional share rounded to the nearest whole share (0.5 to be rounded up) (each, an “Initial Option Grant”).

(ii)	Annual Option Grants

Commencing with the 2006 Annual Meeting of Shareholders, and immediately following each Annual Meeting of Shareholders thereafter, each Eligible Director shall automatically receive a nonqualified stock option to purchase shares of Common Stock with a Black-Scholes or binomial value (whichever method is then being used by the Company to value its stock options for financial reporting purposes) of $10,000, with any fractional share rounded to the nearest whole share (0.5 to be rounded up) (each, an “Annual Option Grant”); provided, that any Eligible Director who received an Initial Option Grant within six months prior to an Annual Meeting shall not receive an Annual Option Grant until immediately following the second Annual Meeting after the date of such Initial Option Grant.

(b)	Option Vesting and Exercisability

Each option shall become fully vested and exercisable one year after the date of grant, assuming the Eligible Director’s continued service on the Board during such period.

(c)	Option Exercise Price

The exercise price of an option shall be the Fair Market Value of the Common Stock on the date of grant.

(d)	Manner of Option Exercise

An option shall be exercised by giving the required notice to the Company, stating the number of shares of Common Stock with respect to which the option is being exercised, accompanied by payment in full for such Common Stock, which payment may be in whole or in part (i) in cash or check, (ii) in shares of Common Stock owned by the Eligible Director for at least six months (or such other period required to avoid adverse accounting consequences to the Company) having a Fair Market Value on the day prior to the exercise date equal to the aggregate option exercise price, or (iii) to the extent permitted by law, by delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, to promptly deliver to the Company the amount of proceeds to pay the exercise price, all in accordance with the regulations of the Federal Reserve Board.

(e)	Term of Options

Each option shall expire ten years from the date of grant thereof, but shall be subject to earlier termination as follows:

(i) In the event that an Eligible Director ceases to be a director of the Company for any reason other than the death of the Eligible Director, the unvested portion of any option granted to such Eligible Director shall terminate immediately, and the vested portion of the option may be exercised by the Eligible Director only within one year after the date he or she ceases to be a director of the Company or prior to the date on which the option expires by its terms, whichever is earlier.

(ii) In the event of the death of an Eligible Director, the unvested portion of any option granted to such Eligible Director shall terminate immediately and the vested portion of the option may be exercised only within one year after the date of death of the Eligible Director or prior to the date on which the option expires by its terms, whichever is earlier, by the personal representative of the Eligible Director’s estate, the person(s) to whom the Eligible Director’s rights under the option have passed by will or the applicable laws of descent and distribution, or the beneficiary designated pursuant to Section 11 of the Plan.

3.	Restricted Deferred Stock Unit Grants

(a)	Timing and Value of Restricted Deferred Stock Units

(i)	Initial Restricted Deferred Stock Unit Grants

Commencing with the 2006 Annual Meeting of Shareholders, each Eligible Director, upon his or her initial election or appointment to the Board, shall automatically be granted restricted deferred stock units with a value of $25,000, based on the Fair Market Value of the Common Stock on the date of grant, with any fractional share rounded to the nearest whole share (0.5 to be rounded up) (each, an “Initial Restricted Deferred Stock Unit Grant”).

(ii)	Annual Restricted Deferred Stock Unit Grants

Commencing with the 2006 Annual Meeting of Shareholders, and immediately following each Annual Meeting of Shareholders thereafter, each Eligible Director shall automatically be granted restricted deferred stock units with a value of $25,000, based on the Fair Market Value of the Common Stock on the date of grant, with any fractional share rounded to the nearest whole share (0.5 to be rounded up) (each, an “Annual Restricted Deferred Stock Unit Grant”); provided, that any Eligible Director who received an Initial Restricted Deferred Stock Unit Grant within six months prior to an Annual Meeting shall not receive an Annual Restricted Deferred Stock Unit Grant until immediately following the second Annual Meeting after the date of such Initial Restricted Deferred Stock Unit Grant.

(b)	Mandatory Deferrals of Restricted Deferred Stock Units

All restricted deferred stock unit awards that Eligible Directors are entitled to receive under this Program shall automatically be deferred into and shall be subject to the terms and conditions of the Company’s Deferred Compensation Plan for Non-Employee Directors or any successor plan thereto (the “Deferred Compensation Plan”).

(c)	Vesting of Restricted Deferred Stock Units

All restricted deferred stock unit awards granted under this Program shall be fully vested one year after the date of grant, assuming the Eligible Director’s continued service on the Board during such period. In the event of an Eligible Director’s termination of service prior to the vesting of restricted deferred stock units, such units shall automatically be forfeited to the Company in accordance with the terms and conditions of the Deferred Compensation Plan. “Termination of service,” for purposes of this Section 3(c) shall mean a “separation from service” within the meaning of Section 409A of the Code.

4.	Change in Control

In the event of a Company Transaction that is not a Related Party Transaction, (a) all outstanding options granted under this Program shall become fully vested and exercisable and shall terminate if not exercised prior to such event and (b) all outstanding restricted deferred stock units granted under this Program shall become fully vested, but shall otherwise continue to be subject to the terms and conditions of the Deferred Compensation Plan.

5.	Amendment

The Board may amend the provisions contained herein in such respects as it deems advisable. Any such amendment shall not, without the consent of the Eligible Director, impair or diminish any rights of an Eligible Director or any rights of the Company under an Award.

Provisions of the Plan (including any amendments) not discussed above, to the extent applicable to Eligible Directors, shall continue to govern the terms and conditions of Awards granted to Eligible Directors.